FIRST AMENDMENT TO
                             COMMERCIAL ASSETS, INC.
                             1993 STOCK OPTION PLAN

         First Amendment to the Commercial Assets, Inc. 1993 Stock Option Plan as approved by the Board of Directors of the Corporation on March 6, 1996 (the "Plan"). Capitalized terms used herein shall have the meanings ascribed in the Plan unless otherwise defined herein.

         The following amendments were adopted by the Board of Directors on March 6, 1996 subject to receipt of stockholder approval, which approval was received at the Annual Meeting of Shareowners of the Corporation held on May 30, 1996 and became effective March 6, 1996.

         1. Subsection (j) of Section "2. Definitions" is amended by deleting the text of such subsection and inserting in its stead the following: "Provision rescinded by the First Amendment to this Plan dated March 6, 1996.".

         2. Subsection (h) of Section "6. Terms and Conditions of Options" is amended by deleting the text of such subsection and inserting in its stead the following: "Provision rescinded by the First Amendment to this Plan dated March 6, 1996.

         3. Section "5. Stock" hereby is amended to add appropriate reference to Stock Grants and provide for an increase in the number of shares available under the Plan by deleting Section 5 in its entirety and substituting the following:

                  The stock subject to Options, Rights, Limited Rights and Stock Grants hereunder shall be shares of the Corporation's Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights may be granted and Stock Grants awarded to Participants shall not exceed (1) 1,001,948 shares plus (2) with respect to each calendar year after 1996 during the term of the Plan, a number of share determined by multiplying .01 by the number of shares of Common Stock outstanding as of midnight Denver time on December 31 of the previous year (the "Annual Allocation"). Stock Grants shall be awarded to Participants only in consideration of their consent to the elimination of future dividend equivalent rights. The limitations established by the preceding sentences shall be subject to any adjustment provided for in Section 11(a) hereof.

                  If any outstanding Option under the Plan should for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or Limited Right), without having been exercised in full, the shares of Common Stock allocable to


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         the unexercised portion of such Option (unless the Plan shall have been terminated) shall become available for subsequent grants of Options, Rights and Limited Rights under the Plan.

         4. The following new Section 11 is adopted and subsequent existing sections of the Plan shall be renumbered accordingly.

                  Section  11.  Stock  Grants;  Terms  and  Conditions  of Stock
         Grants.

                  In consideration of Recipients consenting to the Corporation eliminating their future dividend equivalent rights pursuant to subsection (h) of Section 6, which subsection has been rescinded by the Board of Directors, each Participant who holds an outstanding Option with dividend equivalent rights shall be awarded hereunder a one time fully vested stock grant ("Stock Grant") based on the remaining term of the Option.

                  In addition to the  foregoing  amendments  which were  adopted subject to receipt of shareholder approval, the Board of Directors of the Corporation adopted the following amendments which were not subject to shareholder approval and became effective on March 6, 1996.

         5. Section "1. Purpose; Types of Awards; Construction" hereby is amended to add the following sentence as the last sentence of this section:

                  In addition to Options which may be granted hereunder, the Committee in its discretion may authorize Stock Grants to Plan Participants in consideration of their consent to eliminate future dividend equivalent rights.

         6. Section "2. Definitions" is amended to add the following definition and renumber the existing definitions accordingly, so as to be in alphabetical order.

             (a) "PARTICIPANT" means any person awarded an Option or Stock Grant hereunder.

         7. Section "3. Administration" hereby is amended to add appropriate references to Stock Grants in the second sentence of the first paragraph of the section by deleting this sentence in its entirety and substituting the following:

                  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options or make Stock Grants in consideration of the elimination of future dividend equivalent rights; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine


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         which  Options  (if any)  shall be  accompanied  by Rights  or  Limited
         Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine  the  number of  shares  to be  covered  by each  Option;  to
         interpret  the  Plan;  to  prescribe,   amend  and  rescind  rules  and
         regulations relating the to Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         8. Section "3. Administration" is further amended to add the words "Stock Grant or" between the words "any" and "award" in the fourth paragraph of this section.

         9. Section "4. Eligibility" is amended to add appropriate reference to Stock Grants by deleting this section in its entirety and substituting the following:

                  Options may be granted or Stock Grants may be awarded to officers or employees of the Company or a Subsidiary, except as proscribed by the Exchange Act or the Code. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option and any accompanying Rights or Limited Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Options shall also be granted to Non-Officer Directors pursuant to Section 14.

                  No Option may be granted, or Stock Grant awarded, to any person who, upon exercise of the Option, or receipt of the Stock Grant, would own more than 9.8% of the Common Stock outstanding of the Corporation. Prior to the grant of an Option or Stock Grant by the Corporation, any director, officer or employee who is to receive the Option or Stock Grant must provide an affidavit or otherwise certify to the Corporation that the grant of the Option or award of the Stock Grant to the director, officer or employee will not result in the director, officer or employee, directly or indirectly, having ownership of more than 9.8% of the outstanding shares of Common Stock, as determined pursuant to the Corporation's Articles of Incorporation.

         10.  Section "11.  Effect of Certain  Changes"  will be  renumbered  as
Section 12 and is amended to add appropriate references to Stock Grants by deleting subparagraph (a) in its entirety and substituting the following:


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


                  (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards and Stock Grants, the number of such shares covered by outstanding awards and Stock Grants, and the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

         11. Section "11. Effect of Certain Changes" is further amended to add the words "Stock Grant or" between the words "any" and "Option" in the first sentence of subparagraph (b) of this section.

         12. Section "13. Period During Which Awards May Be Granted" will be renumbered as Section 14 and is amended to add appropriate references to Stock Grants. The following is the text of the provision which shall become effective with this Amendment:

                  Except as otherwise provided in Section 8(c) hereof, Options, Rights and Limited Rights may be granted (and in consideration of the elimination of future dividend equivalent rights the Stock Grants may be awarded) pursuant to the Plan from time to time until the Plan is terminated by the Board.

         13. Section "15. Nontransferability" will be renumbered as Section 16 and the first sentence of the section is amended to reflect which awards under the Plan are restricted in their transferability:

                  Options, Stock Appreciation Rights and Limited Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Recipient, only by the Recipient or by such Recipient's guardian or legal representative.

         14. Section "16. Agreement by Optionee Regarding Withholding Taxes" will be renumbered as Section 17 and is amended to add appropriate references to Stock Grants by deleting this section in its entirety and substituting the following:

                  If the  Committee  shall so require as a condition of exercise of any Option, Stock Appreciation Right, Limited Right granted hereunder, or the receipt of a Stock Grant in consideration of Recipient's consent to the elimination of future dividend equivalent rights (each a "Tax Event"), each Recipient (other than Non-Officer directors) shall agree that no later than the date of the Tax Event, the Recipient will pay to the Company or make arrangements satisfactory


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

         to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Recipient may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind otherwise due to the Recipient. The withholding obligation may be satisfied by withholding or delivery of Common Stock.

         15. Section "17. Amendment and Termination of the Plan" will be renumbered as Section 18 and hereby is amended to add appropriate references to Stock Grants by deleting this section in its entirety and substituting the following:

                  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights or Stock Grants under the Plan, or materially increase the benefits accruing to the participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to approval of the holders of Common Stock, as provided by the Corporation's Articles of Incorporation and Bylaws and the Rule, except that any such increase or modification that may result from adjustments authorized by Section 12(a) hereof shall not require such approval. Except as provided in Section 12 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option, Right or Limited Right previously granted, or Stock Grant previously awarded, unless the written consent of the Recipient is obtained.

                  The Committee shall be authorized to restate the Plan from time to time provided that all amendments incorporated into any restatement of the Plan first shall have been approved by the Board of Directors of the Corporation and the shareholders of the Corporation, to the extent required by applicable law.

         16. Section"18. Rights as a Shareholder" will be renumbered as Section 19 and hereby is amended by deleting this section in its entirety and substituting the following:

                  A Recipient or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date of such stock certificate is issued, except as provided in Section 12(a) hereof.


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         17. Section "19. No Rights to Continued Position" will be renumbered as
Section 20 and hereby is amended to add appropriate references to Stock Grants by deleting this section in itsentirety and substituting the following:

                  Nothing in the Plan or in any award granted, Stock Grant or agreement entered into pursuant hereto shall confer upon any Recipient the right to continue as an officer or employee of the Company or any Subsidiary or as a member of the Board, or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Recipient's officer status or employment or membership on the Board. Awards granted under the Plan and Stock Grants shall not be affected by any change in duties or position of a Recipient as long as such Recipient continues to be an officer of, or employed by, the Company or any Subsidiary or a member of the Board.

         18. Throughout the Plan, as applicable, references to "Grantee" shall be deleted and replaced with "Recipient."




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